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                                                                   Exhibit 10.3

                                                                   EXHIBIT B


                                    AGREEMENT


        THIS AGREEMENT (this "AGREEMENT") is made and entered into as of March 21, 2001 (the "EFFECTIVE DATE") by and between HA-LO INDUSTRIES, INC., a Delaware corporation ("HA-LO"), FORD MOTOR COMPANY, a Delaware corporation ("FORD"), Linden Nelson or a consortium of financial investors led by him (collectively, "Nelson") and iDentify LICENSING MANAGEMENT, LLC, a Delaware limited liability company (the "LLC").

        WHEREAS, the members of the LLC have entered into that certain Amended and Restated Limited Liability Company Agreement, dated as of November 3, 2000 (as amended and restated, the "LLC Agreement) (capitalized terms used herein shall have the meaning set forth in the LLC Agreement unless otherwise defined herein);

        WHEREAS, Ford's consent is required for the transfer of any Membership Interest in the LLC;

        WHEREAS, concurrently with the execution hereof, HA-LO has transferred its Membership Interest in the LLC to Nelson;

        WHEREAS, Ford is a Member of the LLC and desires certain changes to the LLC Agreement to reflect the change in ownership from HA-LO to Nelson;

        WHEREAS, the parties hereto desire that certain agreements and covenants set forth in the LLC Agreement survive HA-LO's transfer of its Membership Interest upon the terms and subject to the conditions contained herein.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. FORD'S CONSENT. Ford hereby grants its consent to HA-LO to transfer all of its Membership Interest in the LLC to Nelson upon and subject to the agreement of the parties to the provisions of this Agreement.

        2.    NON-COMPETITION.

        Until three years after the date hereof (such date being the "TERMINATION DATE"),

        (a) The LLC will not directly or indirectly engage in those existing businesses of HA-LO that are listed on EXHIBIT A attached hereto; provided that, if HA-LO ceases to engage in such business, then this restriction shall no longer be applicable as to such ceased business;

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        (b)     HA-LO will not directly or indirectly engage in an activity that falls within the scope of the LLC's business as defined in Sections 3.1.1(a) and (b) of the LLC Agreement; and

        (c) Until four years after the date hereof, the LLC will not sell Ford Licensed Products and Merchandise to Ford corporate accounts to the extent that HA-LO is capable of doing so on a competitive basis.

        Notwithstanding the foregoing, nothing contained herein shall preclude the LLC from engaging in all of the businesses currently operated by The Beanstalk Group, Inc. and its Affiliates.

        3.      COVENANTS OF HA-LO.

        (a) HA-LO will use its best efforts to contact its Fortune 500 customers and other major customers in writing and encourage them to use the LLC (i) to handle their licensing management and
                (ii) along with licensing management, to control and manage and provide gross revenues from their business-to-consumer catalog sales businesses to the company in substantially the same manner as HA-LO agreed to contribute the Ford collection catalog sales business. Notwithstanding the preceding sentence, HA-LO will not be required to encourage such customers to use the LLC where HA-LO reasonably deems that making such offer to its customer would detrimentally harm its relationship with its customer. In such cases, HA-LO will discuss with the LLC the reasons for taking this position.

        (b) Until the Termination Date, HA-LO will offer to the LLC all new business opportunities falling within the scope of the LLC's business as set forth in Sections 3.1.1(a) and (b) of the LLC Agreement.

        (c) To the extent not yet completed, HA-LO will complete the contribution of its worldwide Ford collection catalog sales business to the LLC as required by Section 4.1.2 of the LLC Agreement.

        4. HA-LO AS SUPPLIER. Until the Termination Date, the LLC will engage HA-LO to purchase all of the Ford Licensed Products and Merchandise that will contain the Ford Brands, including those associated with the Ford Collection catalog sales business. Except for co-branded products until the Termination Date, HA-LO will be the supplier of record for the LLC for its purchase of Ford Licensed Products and Merchandise that will contain the Ford Brands provided that HA-LO can offer a comparable product or service on a timely basis on competitive terms. If, in the reasonable opinion of the LLC, HA-LO cannot offer a comparable product or service on a timely basis on competitive terms, then the LLC may select another supplier for such product or service. The terms and conditions of the arrangement between HA-LO and the LLC are described on EXHIBIT B attached hereto.

        5. TERMINATION OF CERTAIN HA-LO RIGHTS AND OBLIGATIONS. The parties hereto agree that, other than the rights and obligations set forth in this Agreement, all rights and obligations of HA-LO under the LLC Agreement are hereby terminated; PROVIDED, HOWEVER, that (a) HA-LO's rights and obligations under Article 12 of the LLC Agreement shall survive the transfer of its

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Membership Interest in accordance with Section 12.1.6 of the LLC Agreement with respect to the period of its membership in the LLC; and (b) HA-LO's rights and obligations under Articles 10 and 11 of the LLC Agreement shall survive the transfer of its Membership Interest with respect to the period of its membership in the LLC.

        6. LLC ALLOCATIONS. Pursuant to Section 14.3 of the LLC Agreement, HA-LO shall not be entitled to any further distributions on account of the Membership Interest assigned after the effective date of the assignment.

        7. REVISIONS TO LLC AGREEMENT. Nelson and Ford agree to enter into a Second Amended and Restated LLC Agreement to reflect the current agreement among the parties with respect to necessary changes to the LLC Agreement. Such changes will include, without limitation, the following:

        (a) Nelson will be entitled to designate two persons to the Board. Neither of these directors will be required to constitute a quorum.

        (b) All provisions of the LLC Agreement requiring unanimous consent of either the Members or the Board will be eliminated except that unanimous consent of the Board will be required to change the provision specifying the mandatory Distributions.

        (c) If Ford so elects, a "Barnes & Noble" structure will be implemented for the LLC.

        8.      MISCELLANEOUS PROVISIONS.

        (a) NOTICES. Any notice or other communication required or desired to be given hereunder shall be in writing and shall be given personally, by facsimile transmission, by delivery by a nationally recognized courier service or by pre-paid registered or certified mail, return receipt requested, to the parties as follows:

If to HA-LO:          HA-LO Industries, Inc.
                      5980 West Touhy Avenue
                      Niles, Illinois 60714
                      Attention: Chief Executive Officer
                      Facsimile No.:  (847) 647-4932

If to the LLC:        Identify Licensing Management, LLC
                      2100 East Maple Road, Suite 500
                      Birmingham, MI 48009
                      Facsimile No.:

If to Ford:           Ford Motor Company
                      One American Road, Suite 325
                      Dearborn, MI 48126-2798
                      Attention: Marcia J. Nunn
                      Facsimile No.: 313 594 1287

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With a copy to:       Ford Motor Company
                      One American Road, Suite 1038
                      Dearborn, MI 48126-2798
                      Attention: Secretary
                      Facsimile No.: 313 337 9591

        Notices hereunder shall be deemed to have been delivered and effective for all purposes hereunder (i) if given by facsimile transmission when such facsimile transmission is transmitted to the facsimile number specified in this section and confirmed answerback is received, (ii) if given by registered or certified mail, on the third business day after mailing, or (iii) if given by any other means, when delivered at the address specified in this section. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

        (b) BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective Affiliates (as hereinafter defined), successors and assigns.

        (c) GOVERNING LAW. This Agreement shall be governed by and interpreted and construed according to the laws of the State of Michigan (without regard to its conflicts of law principles).

        (d) ENTIRE AGREEMENT. This Agreement, together with the incorporated defined terms and sections of the LLC Agreement, contains the entire agreement of the parties hereto with regard to the subject matter hereof, and may not be changed orally, but only by an agreement in writing signed by the parties hereto.

        (e) HEADINGS. The descriptive headings of the sections of this Agreement are inserted for convenience of reference only and shall not control or affect the meaning, interpretation or construction of any of the provisions hereof.

        (f) REFERENCES TO PARTIES. All references in this Agreement to the parties hereto shall be deemed to include such party and any and all Affiliates of such party. For the purposes of this Agreement "AFFILIATE" shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control (meaning the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise) with, the party specified.

        (g) WAIVER. Any party hereto may waive compliance by any other party with any provision of this Agreement; provided, however, that no such waiver shall be effective unless in writing signed by the waiving party.

        (h) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one document.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


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HA-LO INDUSTRIES, INC.                          FORD MOTOR COMPANY


By:_____________________________                By:____________________________
   Its:_________________________                   Its: _______________________


IDENTIFY LICENSING MANAGEMENT, LLC             [NELSON]


By:_____________________________               By:_____________________________

   Its:_________________________                  Its:_________________________